Exhibit 10.21

SECOND AMENDMENT TO LOAN AGREEMENT, RATIFICATION OF LOAN

DOCUMENTS AND OMNIBUS AMENDMENT

Dated as of November     , 2011

Between

EMPIRE STATE LAND ASSOCIATES L.L.C. and

EMPIRE STATE BUILDING ASSOCIATES L.L.C.,

collectively, as Borrower,

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Agent,

THE LENDERS NAMED HEREIN,

as Lender,

and

HSBC BANK USA, NATIONAL ASSOCIATION

and

DEKABANK DEUTSCHE GIROZENTRALE,

as Lead Arrangers

Property:	Empire State Building
New York, New York

SECOND AMENDMENT TO LOAN AGREEMENT, RATIFICATION OF LOAN

DOCUMENTS AND OMNIBUS AMENDMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT, RATIFICATION OF LOAN DOCUMENTS AND OMNIBUS AMENDMENT, dated as of November     , 2011 (this “Second Amendment”), between EMPIRE STATE LAND ASSOCIATES L.L.C., a New York limited liability company, having its principal place of business c/o Malkin Holdings LLC, One Grand Central Place, 60 East 42nd Street, New York, New York 10165 (“ESLA”), EMPIRE STATE BUILDING ASSOCIATES L.L.C., a New York limited liability company, having its principal place of business c/o Malkin Holdings LLC, One Grand Central Place, 60 East 42nd Street, New York, New York 10165 (“ESBA” and together with ESLA, collectively, “Borrower”), and HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States of America (“HSBC”), having an address at 452 Fifth Avenue, New York, New York 10018, as administrative agent (including any of its successors and assigns, “Agent”) for itself and the other Lenders signatory hereto (collectively, together with such other co-lenders as may exist from time to time, “Lenders” and individually, each a “Lender”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders and Borrower entered into that certain Loan Agreement, dated as of July 26, 2011, as amended by First Amendment to Loan Agreement, Ratification of Loan Documents and Omnibus Amendment, dated as of November 2, 2011, between Agent, Lenders and Borrower (as amended, the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement; and

WHEREAS, Agent, Lenders and Borrower desire to amend Section 8.3(a)(v)(3) of the Loan Agreement.

NOW, THEREFORE, in consideration of the covenants set forth in this Second Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree, represent and warrant as follows:

1. Definitions. The following definitions are hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

“ ‘REIT ALR’ shall have the meaning as set forth in Section 8.3(a)(v)(3).

‘REIT Mortgage’ shall have the meaning as set forth in Section 8.3(a)(v)(3).

‘REIT Observatory Tenant’ shall have the meaning as set forth in Section 8.3(a)(v)(3).”

2. Permitted Transfers. Section 8.3(a)(v)(3) of the Loan Agreement is hereby deleted in its entirety and the following provision is hereby inserted therein in lieu thereof:

(3) Borrower shall terminate the Ground Lease and the Operating Lease and Agent, for the ratable benefit of the Lenders, shall have a mortgage lien on the consolidated estates of Borrower and Operating Company existing on the Property prior to the date of Transfer (the “REIT Mortgage”), and an assignment of leases and rents with respect to all Leases (the “REIT ALR”), each substantially in the forms of the Mortgage and the Assignment of Leases constituting the Loan Documents (or each constituting the existing Mortgage and Assignment of Leases as spread to encumber such consolidated estates). In addition, the landlord’s interest in the Observatory Lease shall be assigned to Op Sub, as landlord, and the existing Observatory Tenant, which shall be one hundred percent (100%) owned, directly or indirectly, by the REIT or the Op, as tenant (the “REIT Observatory Tenant”), shall remain as tenant thereunder. REIT Observatory Tenant shall also be a party to the REIT Mortgage, as a mortgagee, and a party to the REIT ALR, as an assignor. In addition, such REIT Observatory Tenant shall confirm all of the Observatory Tenant’s obligations hereunder and under the JP Account Control Agreement and the Cash Management Agreement, including, without limitation, its obligations to deposit all Net Observatory Deck Revenue into the JP Collection Account and Rent, as set forth in the Observatory Lease, into the HSBC Collection Account.

3. Estoppel Certificates. Section 4.1.29 of the Loan Agreement is hereby amended to delete the first sentence thereof in its entirety and replace the same with the following sentence:

“Within one hundred twenty (120) days of the date hereof, Borrower shall cause Operating Company to use commercially reasonable efforts to deliver to Agent estoppel certificates with respect to each of the Tenants listed on Schedule XII attached hereto (collectively, the “Estoppel Certificates”).”.

4. Credit Party Representations. Borrower represents and warrants that:

(a) Each of the representations and warranties of the Credit Parties and Guarantor contained or incorporated in the Loan Agreement, as amended by this Second Amendment or any of the other Loan Documents, is true and correct in all material respects on and as of the date hereof (except if any such representation or warranty is expressly stated to have been made as of a specific date, then as of such specific date);

(b) As of the date hereof and immediately after giving effect to this Second Amendment and the actions contemplated hereby, no Default or Event of Default has occurred and is continuing;

(c) Each Credit Party and Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Second Amendment by it and has the power and authority to execute, deliver and perform under this Second Amendment and all the transactions contemplated hereby. This Second Amendment has been duly and validly executed and delivered by each Credit Party and Guarantor and constitutes a legal, valid and binding obligation of such Person, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d) No consent, approval authorization or order of any court or Governmental Authority or other Person is required for the execution, delivery and performance by a Credit Party or Guarantor or compliance by any such Person with this Second Amendment, other than those which have been obtained by Borrower or such Person, as applicable; and

(e) The execution and delivery of this Second Amendment by each Credit Party and Guarantor and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which such Person is subject, or conflict with, result in the breach of, or constitute a default under any of the terms, conditions or provisions of any such Person’s organizational documents or any agreement or instrument to which such Person is a party or by which it is bound, the result of which breach or default of any such agreement or instrument would reasonably be expected to have, or does have a Material Adverse Effect, or any order or decree applicable to such Person or result in the creation or imposition of any lien, in a material amount, on any of such Person’s assets or property (other than pursuant to the Loan Documents).

5. Other References. All references in the Loan Documents to the Loan Agreement shall mean the Loan Agreement, as modified by this Second Amendment, and as the same may hereafter be supplemented, amended, modified, extended, renewed, restated or replaced from time to time.

6. Ratification of Loan Documents. Agent, Lenders and the Credit Parties hereby ratify and confirm the Loan Agreement and the other Loan Documents, as modified hereby. Except as modified and amended by this Amendment, the Loan, the Loan Agreement and the other Loan Documents and the respective obligations of Agent, Lenders and the Credit Parties thereunder shall be and remain unmodified and in full force and effect.

7. Ratification of Environmental Indemnity and Guaranty. Guarantor hereby ratifies and confirms the Environmental Indemnity and the Guaranty, as modified hereby. Except as modified and amended by this Amendment, the Environmental Indemnity and Guaranty and the obligations of Guarantor thereunder shall be and remain unmodified and in full force and effect.

8. Continued Force and Effect. This Second Amendment is not intended to, and shall not be construed to, effect a novation, and except as expressly provided in this Second Amendment, the Loan Agreement has not been modified, amended, cancelled, terminated, released, satisfied, superseded or otherwise invalidated by execution of this Second Amendment. In the event of any conflict between the terms of this Second Amendment and the terms of the Loan Agreement, the terms of this Second Amendment shall control.

9. Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New York pursuant to Section 5-1401 of the General Obligations Law without regard to its principles of conflicts of laws.

10. Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

11. Further Assurances. From time to time, upon the request of Agent, Borrower shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Agent may deem reasonably necessary or desirable to confirm this Second Amendment and the terms and conditions hereof, to carry out the purpose and intent hereof or to enable Agent to enforce any of its rights hereunder.

12. Modifications. No modification, amendment, extension, discharge, termination or waiver of any provision of this Second Amendment shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose, for which given.

13. Entire Agreement. This Second Amendment contains the entire agreement of the parties hereto in respect of the transactions contemplated hereby, and all prior agreements among or between such parties, whether oral or written are superseded by the terms of this Second Amendment.

14. Interpretation. Wherever possible, each provision of this Second Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Second Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Second Amendment.

15. Headings. The Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

16. Counsel. Each party to this Second Amendment understands that this is a legally binding agreement that may affect such party’s rights. Each party hereto represents to each other party hereto that it has obtained independent counsel and received legal advice about the meaning and legal significance of this Second Amendment.

17. Construction. Should any provision of this Second Amendment require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties to this Second Amendment participated in the preparation hereof.

18. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument and shall become effective when copies hereof, when taken together, bear the signatures of each of the parties hereto and it shall not be necessary in making proof of this instrument to produce or account for more than one of such fully executed counterparts. Manually executed counterparts of this Agreement shall be delivered to all parties hereto; provided, that delivery of a signature of this Agreement by facsimile transmission or by .pdf, .jpeg, .TIFF or other form of electronic mail attachment shall be effective as delivery of a manually executed counterpart hereof prior to manual delivery thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

[SIGNATURE PAGES TO FOLLOW]

BORROWER:

EMPIRE STATE LAND ASSOCIATES L.L.C., a New York limited liability Company

By:	Empire State Building Associates L.L.C., its Sole Member

	By:	/s/ Peter L. Malkin
Peter L. Malkin, Member

	By:	/s/ Anthony E. Malkin
Anthony E. Malkin, Member

	By:	/s/ Thomas N. Keltner
Thomas N. Keltner, Jr., Member

EMPIRE STATE BUILDING ASSOCIATES L.L.C., a New York limited liability company

By:	/s/ Peter L. Malkin
Peter L. Malkin, Member

By:	/s/ Anthony E. Malkin
Anthony E. Malkin, Member

By:	/s/ Thomas N. Keltner
Thomas N. Keltner, Jr., Member

[signatures continue on next page]

AGENT:

HSBC BANK USA, NATIONAL ASSOCIATION, as Agent

By:	/s/ Barbara Issacman
Name: Barbara Issacman
Title: Vice President

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LENDER:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Barbara Issacman
Name: Barbara Issacman
Title: Vice President

Applicable Lending Office:

452 Fifth Avenue, 24th Floor New York, New York 10018 Attention: Commercial Mortgage Servicing Department

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LENDER:

DEKABANK DEUTSCHE GIROZENTRALE,

By:	Burkhard Mau
Name: Burkhard Mau
Title: Executive Director

By:	Bjorn Kronsbein
Name: Bjorn Kronsbein
Title: Seniro Associate

Applicable Lending Office:

Mainzer Landstrasse 16 60325 Frankfurt am Main, Germany Attention: Bjoern Kronsbein

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LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Dale S. Blumenthal
Name: Dale S. Blumenthal
Title: Senior Vice President

Applicable Lending Office:

One Bryant Park, 35th Floor New York, New York 10036 Attention: Kimberly B. McKee, Senior Vice President

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LENDER:

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Kevin Smith
Name: Kevin Smith
Title: VP CRE Underwriting

Applicable Lending Office:

90 Park Avenue, 6th Floor New York, New York 10016 Attention: Ellen R. Houghton, Vice President

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With respect to Section 6 only:

CREDIT PARTY:

EMPIRE STATE BUILDING COMPANY L.L.C., a New York limited liability company

By:	/s/ Anthony E. Malkin
Anthony E. Malkin, Authorized Signatory

ESB OBSERVATORY LLC, a New York limited liability company

By:	/s/ Anthony E. Malkin
Anthony E. Malkin, Authorized Signatory

[signatures continue on next page]

With respect to Section 7 only:

GUARANTOR:

/s/ Anthony E. Malkin

Anthony E. Malkin, an individual